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                                                                      EXHIBIT 23

           [KIRKPATRICK, PHILLIPS & MILLER LETTERHEAD APPEARS HERE]

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We have issued our report dated November 3, 1998, accompanying the consolidated financial statements incorporated by reference in the Annual Report of NS&L Bancorp, Inc. on Form 10-KSB for the year ending September 30, 1998. We hereby consent to the incorporation by reference of said reports in the registration statement of NS&L Bancorp, Inc. on Form S-8 (File No. 333-1566, effective February 21, 1996).

                                 /s/ Kirkpatrick, Phillips & Miller, CPA'S, P.C.
                                 ----------------------------------------------

                                     KIRKPATRICK, PHILLIPS & MILLER, CPA'S, P.C.


December 24, 1998
Springfield, Missouri